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EXHIBIT 23.3

                           STANDBY PURCHASE AGREEMENT

         This Standby Purchase Agreement (this "Agreement") is made and entered into this 15 day of June 2001 by and between VendingData Corporation, a Nevada corporation (the "Company"), and James E. Crabbe, an individual, or a designee of James E. Crabbe (collectively, the "Purchaser").

                                 R E C I T A L S

         WHEREAS, the board of directors of the Company declared a distribution of rights to purchase shares of common stock, par value $0.001 ("Common Stock"), to stockholders of record as of June 15, 2001 (the "Record Date") and to holders of certain options, warrants and convertible debentures that possess anti-dilution rights as of the Record Date, where the qualified stockholders and the qualified holders of options, warrants and convertible debentures are referred to as "Rightsholders";

         WHEREAS, the Company proposes to grant to Rightsholders one right for each share of Common Stock, or each share of Common Stock underlying the options, warrants or convertible debentures, as applicable, that Rightsholders own on the Record Date (the "Rights"), where each Right allows Rightsholders to purchase two shares of Common Stock for $0.35 per share (the "Exercise Price");

         WHEREAS, pursuant to this distribution of the Rights, the Company proposes to file a registration statement on Form S-3 with the Securities and Exchange Commission ("the Commission") on approximately the second week of June 2001 (the "Registration Statement") in order to register approximately 26,769,770 shares of Common Stock that may be purchased upon exercise of all of the Rights (the "Shares");

         WHEREAS, the Rights will expire if the Rightsholders have not exercised the Rights and submitted the necessary documentation and payment for the Shares before the expiration date, which is thirty (30) days after the effective date of the Registration Statement (the "Expiration Date");

         WHEREAS, in the event that all of the Rightsholders do not exercise their Rights by the Expiration Date, the Purchaser agrees to exercise the remaining Rights and purchase the remaining shares of Common Stock underlying the Rights (the "Standby Shares"); and

         WHEREAS, the issuance of the Rights, the offering of the Shares and the subscription and purchase of the Shares upon the terms described in the Prospectus (as hereinafter defined), including the purchase of the Standby Shares pursuant to this Agreement, are herein collectively referred to as the "Rights Offering."

         NOW, THEREFORE, in consideration of the several and mutual promises, agreements, covenants, understandings, undertakings, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Recitals are true and correct and by this reference incorporated herein as if fully set forth, and the parties further covenant and agree as follows:

1.       PURCHASE AND SALE.

         Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth below, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company at the Exercise Price all of the Standby Shares, if any, which, as of the Expiration Date, have not been subscribed for by Rightsholders through the exercise of the Rights.

2.       DELIVERY AND PAYMENT.

         Upon receipt of notice from the Company as to the number of the Standby Shares as of the Expiration Date, the Purchaser agrees to pay for the Standby Shares on or before the fifth (5th) business day following the Expiration Date, which date and time may be postponed by written agreement between the Purchaser

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and the Company (such date and time of delivery and payment for the Standby
Shares being herein called the "Closing Date"). The Purchaser agrees that payment for the Standby Shares shall be delivered to the Company in cash or by certified or official bank check. The Company agrees to deliver stock certificates evidencing the Standby Shares to such location as the Purchaser shall reasonably designate within a reasonable period of time after receiving payment therefor.

3.       REPRESENTATIONS AND WARRANTIES OF COMPANY.

         The Company represents and warrants to the Purchaser as follows:

         3.01 FILINGS WITH THE COMMISSION. The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and plans to file with the Commission the Registration Statement for the registration of the Shares under the Act. The Company will next file with the Commission either: (A) prior to effectiveness of such registration statement, a further amendment to the Registration Statement (including the form of a final prospectus); or (B) after effectiveness of the Registration Statement, a final prospectus in accordance with Rule 424(b) (the "Prospectus"). In the case of clause (B), the Company shall include in the Registration Statement, as amended at the effective date of the Registration Statement (the "Effective Date"), all information required by the Act and the rules thereunder to be included in the Prospectus with respect to the Rights, the Shares and the Rights Offering.

         3.02 AUTHORITY. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery of this Agreement by the Purchaser, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (A) as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (B) as rights to indemnity and contribution hereunder may be limited by federal or state securities law and/or public policy.

         3.03 DUE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and corporate authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

         3.04 NO VIOLATION. Except as otherwise stated in the Prospectus or contemplated thereby, the execution and delivery of this Agreement, the issuance and delivery of the Rights and the Shares, the consummation of the Rights Offering and the consummation by the Company of the transaction contemplated in this Agreement, the Registration Statement and the Prospectus are not and will not result in violation of the Company's articles of incorporation or bylaws.

         3.05 NO APPROVALS. Except as otherwise disclosed in the Prospectus, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Act and the securities or blue sky laws of the various states), is required for the offer of the Rights, the offer and sale of the Shares, the consummation of the Rights Offering as set forth in the Registration Statement and the Prospectus or the consummation by the Company of the transactions contemplated in this Agreement, the Registration Statement and the Prospectus.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

         The Purchaser represents and warrants to the Company as follows:

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         4.01 AUTHORITY. The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; and this Agreement has been duly authorized, executed and delivered by the Purchaser and, assuming due execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except: (A) as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and (B) as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and/or public policy.

         4.02 PURCHASE FOR OWN ACCOUNT. The Purchaser agrees that the Purchaser does not intend to offer the Common Stock (including, but not limited to, the Shares) for sale to the public.

         4.03 NO FEE OR COMMISSION. Purchaser agrees that the Company is not required to pay any fee, commission or any other compensation to Purchaser as compensation for Purchaser's commitment hereunder.

         4.04 NO APPROVALS. Except as otherwise disclosed in the Prospectus, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign (other than under the Act and the securities or blue sky laws of the various states), is required of the Purchaser for the consummation of the transactions contemplated in this Agreement.

5.       COVENANTS.

         The Company agrees with the Purchaser as follows:

         5.01 BEST EFFORTS. The Company will use its best efforts to cause the Registration Statement, and any amendment thereof, to become effective as soon as practicable. The Company will promptly advise the Purchaser: (A) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information; (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or threatening of any proceeding for that purpose; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (D) if any of the representations and warranties contained in Section 3 hereof becomes inaccurate in any material respect subsequent to the date hereof.

         5.02 RESERVATION OF SHARES. The Company shall at all times reserve and keep available for issue upon the exercise of the Rights such number of authorized but unissued shares of Common Stock deliverable upon the exercise of the Rights as will be sufficient to permit the exercise in full of all Rights issued.

6.       CONDITIONS TO OBLIGATIONS OF THE PURCHASER.

         The obligations of the Purchaser to purchase the Standby Shares shall be subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

         6.01 TRUE AND CORRECT. The representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date, with the same effect as if made at the Effective Date or on the Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

         6.02 NO STOP ORDER. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened.

         6.03 ADDITIONAL INFORMATION. Prior to the Closing Date, the Company shall have furnished to Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

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7.       INDEMNIFICATION AND CONTRIBUTION.

         7.01 INDEMNIFICATION BY THE COMPANY. The Company agrees that it shall indemnify and hold harmless the Purchaser from and against any and all loss, damage, liability, or expense including costs and reasonable attorneys' fees, that the foregoing may incur by reason of, or in connection with, any misrepresentation, inaccurate statement or material omission made by the Company herein, any breach of any its representations and warranties or any failure on its part to fulfill any of its covenants, agreements or obligations set forth herein.

         7.02 INDEMNIFICATION BY THE PURCHASER. The Purchaser agrees that it shall indemnify and hold harmless the Company from and against any and all loss, damage, liability, or expense including costs and reasonable attorneys' fees, that the foregoing may incur by reason of, or in connection with, any misrepresentation, inaccurate statement or material omission made by the Purchaser herein, any breach of any of the Purchaser's representations and warranties or any failure on the Purchaser's part to fulfill any of the Purchaser's covenants, agreements or obligations set forth herein.

8.       TERMINATION.

         Notwithstanding any other provision of this Agreement, this Agreement shall terminate upon the occurrence of one of the following events: (A) at any time upon the mutual written agreement of both parties; or (B) by either party, following a material breach of this Agreement by the other party and the breaching party's failure to cure such breach within fifteen (15) days of receiving written notice of such breach.

9.       GENERAL PROVISIONS

         9.01 ATTORNEYS' FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

         9.02 SUCCESSORS AND ASSIGNS. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the signatories hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         9.03 GOVERNING LAW; VENUE. This Agreement shall be governed by and construed under the law of the State of Nevada, disregarding any principles of conflicts of law that would otherwise provide for the application of the substantive law of another jurisdiction. The Company and the Purchaser each: (A) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in Nevada State Court, County of Clark, or in the United States District Court for the District of Nevada; (B) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum; and (C) irrevocably consents to the jurisdiction of the Nevada State Court, County of Clark, and the United States District Court for the District of Nevada in any such suit, action or proceeding. Each of the foregoing persons further agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in the Nevada State Court, County of Clark, or in the United States District Court for the District of Nevada and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

         9.04 COUNTERPARTS. This Agreement may be executed at different times and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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         9.05 TITLES AND SUBTITLES. The titles and subtitles used in this
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         9.06 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, shall be sent by facsimile to the party to be notified and shall be deemed effectively given upon personal delivery to the party to be notified, or four days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified. Any notice to either party shall be sent to their respective facsimile numbers and addresses set forth on the signature pages hereof, or at such other facsimile number or address as a party may designate by ten (10) days' advance written notice to the other party.

         9.07 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties.

         9.08 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms. In addition, if any such provision, or any part thereof, is held to be unenforceable, the parties agree that the court, regulatory agency or other governmental body making such determination shall have the power to delete or add specific words or phrases, so that such provision shall then be enforceable to the fullest extent permitted by law.

         9.09 NEUTRAL INTERPRETATION. This Agreement shall be construed in accordance with its intent and without regard to any presumption or any other rule requiring construction against the party causing the same to be drafted.

         9.10 NO ASSIGNMENT. Unless otherwise provided for herein, this Agreement may not be assigned or otherwise transferred without the prior written consent of the other party.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 15 day of June, 2001.

THE "COMPANY"                                           ADDRESS

VENDINGDATA CORPORATION,                                6830 Spencer Street
  a Nevada corporation                                  Las Vegas, Nevada  89119
                                                        Facsimile:  702-733-7197
By:       /s/ Steven J. Blad
          ---------------------------------------
          Steven J. Blad
Its:      Chief Executive Officer and President


THE "PURCHASER"                                         ADDRESS

JAMES E. CRABBE,                                        1135 S.W. Myrtle Court
  an individual                                         Portland, OR 97201
                                                        Facsimile:  503-973-5304
By:       /s/ James E. Crabbe
          --------------------
          James E. Crabbe


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